UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

May 15, 2019

TriCo Bancshares

(Exact name of registrant as specified in its charter)

California	0-10661	94-2792841
(State or other jurisdiction of	(Commission File No.)	(I.R.S. Employer
incorporation or organization)		Identification No.)

63 Constitution Drive, Chico, California	95973
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (530) 898-0300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	TCBK	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers.

On May 15, 2019, TriCo Bancshares (“TriCo”), the holding company for Tri Counties Bank (“Bank”) announced that Richard O’Sullivan, EVP, Chief Lending Officer has informed TriCo that he will retire July 31, 2019 after 35 years of service to the Bank. Upon Mr. O’Sullivan’s retirement, Dan Bailey, currently EVP, Chief Retail Banking Officer, will assume added responsibility for the Commercial Banking Group. Mr. Bailey currently has responsibility for the following business groups within the bank: Business Banking, Treasury Management, Merchant Services, Wealth Management, Mortgage Lending, and the Bank’s 76 branch locations. He also oversees the Bank’s Marketing, Product Management, and Digital Channels areas. Mr. Bailey’s new title will be EVP, Chief Banking Officer. Mr. O’Sullivan will continue as EVP, Chief Lending Officer until his retirement and he is expected to assist in the transition.

Mr. Bailey, age 50, has been an Executive Vice President at Tri Counties Bank since 2007. Prior to joining the bank, Mr. Bailey spent fifteen years at a large national bank in Northern California, where he managed at the Senior Vice President level for many of those 15 years.

Mr. O’Sullivan, age 62, has served as EVP, Chief Lending Officer of the Bank since 1997. He was the Bank’s SVP, Customer Sales and Service from 1995 to 1997 and served as vice president and manager of the Bank’s Park Plaza branch from 1992 until 1995. Mr. O’Sullivan is also a partner in a family farm.

Referring to Mr. O’Sullivan’s upcoming retirement, Rick Smith, President & CEO commented, “Richard has been a great asset to Tri Counties as well as a long-time friend. On behalf of the Board of Directors and everyone at Tri Counties, I thank Richard for his contributions and dedication to the Company and its shareholders during his many years of service, and wish him well in his future pursuits.”

Mr. O’Sullivan stated, “I am proud to have served Tri Counties Bank for my entire career in banking. It has been a great run. Working with dedicated and talented team members over these many years, to achieve and exceed our goals and fulfill our mission, has been very rewarding. I am confident that my investment is in good hands with strong leadership that will continue to build on a sound foundation. I wish continued success for Tri Counties Bank and all the people who make it great.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 15, 2019	TRICO BANCSHARES (Registrant)

	By:	/s/ Peter G. Wiese
Peter G. Wiese
EVP/Chief Financial Officer